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                                                                   Exhibit 10.3


                             EMPLOYMENT AGREEMENT
                                BY AND BETWEEN
                          TOUCH 1 COMMUNICATIONS, INC
                                      AND
                           ________________________


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into EFFECTIVE as of April 10, 2000, by and between TOUCH 1 COMMUNICATIONS, INC. [as to Stitzer, direcTEL, Inc.], an Alabama corporation (the "Company"), and ____________________ ("Employee").

1. Employment and Title. The Company hereby employs Employee, and Employee hereby accepts such employment, as __________________ of the Company, as an employee and not as an independent contractor, all upon the terms and conditions set forth herein.

2. Services. During the term of his or her employment hereunder, Employee will have the duties and responsibilities assigned to him or her by the Company's Chief Executive Officer or the Company's Board of Directors. Employee agrees to devote his or her best efforts and all of his or her full business time, energies and abilities, diligently and in good faith, to perform his or her duties and his or her responsibilities hereunder for the exclusive benefit of the Company, but this shall not be construed as preventing Employee from investing his or her assets in such form or manner as will not require any services on the part of Employee in the operation or the affairs of the companies or ventures in which such investments are made.

3. Location. The Employee's principal place of employment shall be in Atmore, Alabama [as to Stitzer, Minot, ND]. The Company reserves the right to change Employee's principal place of employment in its sole discretion.

4. Term. The initial term of Employee's employment hereunder and of this Agreement shall commence on the date hereof and continue for a period of three years, unless earlier terminated pursuant to the terms of this Agreement. Employee's employment hereunder shall continue, and this Agreement shall automatically renew for additional one-year terms unless either party delivers written notice of non-renewal at least 90 days before expiration of the initial term or any renewal term hereof. The initial term and any renewal term shall hereinafter collectively be referred to as the "Term."

5. Base Salary. As compensation for the services to be rendered by Employee hereunder, the Company shall pay Employee, during the Term, an annual base salary of not less than $______________, which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in accordance with the Company's standard payroll practices.

6. Bonus Compensation. Bonus compensation may be awarded to Employee in the sole discretion of the Company's Board of Directors.
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7.   Benefits.  During the Term, Employee shall be entitled to (a) comprehensive medical and dental insurance paid fully by the Company, upon the terms and conditions of such benefits generally applicable to all of the Company's employees; and (b) three weeks (or such greater period to which Employee maybe entitled under the Company's policies as then in effect) paid vacation per year.

8. Termination by the Company. The Company may terminate Employee's employment under this Agreement for any reason 30 days after delivering written notice of termination to the Employee. The Company may terminate Employee's employment under this Agreement anytime with or without notice for Good Cause, as defined herein. For purposes of this Agreement, "Good Cause" will include, without limitation (i) any fraud, dishonesty, misappropriation or similar act against the Company or others by Employee; (ii) any material default by Employee in the performance of his or her obligations, services or duties hereunder, which default may include, without limitation, Employee's willfully disregarding the written or oral instructions of the Chief Executive Officer of the Company or the Company's Board of Directors concerning the conduct of his or her duties hereunder, Employee's conduct which is materially inconsistent with the published policies of the Company, as promulgated from time to time and that are generally applicable to all employees, or Employee's breach of any other material provision of this Agreement; (iii) the death or permanent disability of Employee; (iv) any public or private act by Employee that the Company's Board of Directors finds, in good faith, to be materially inimical to the best interests of the Company or to have subjected the Company, or its products and services, to embarrassment, adverse publicity or significant liability; and (v) the commission by Employee of any negligent act or willful misconduct in the performance of his or her duties hereunder.

9. Termination by the Employee. Employee may terminate his or her employment under this Agreement 30 days after giving written notice thereof to the Company.

10. Amounts Payable to Employee Upon Termination. If the Company terminates Employee's employment (including by giving notice of non-renewal pursuant to Section 4) without Good Cause, then (1) Employee will be entitled to all accrued but unpaid compensation (including base salary, bonus and other compensation) and payment for any accrued but unused vacation to which Employee is entitled, plus an additional four weeks' base salary, and (2) the noncompetition provision of Section 13 shall no longer apply to Employee. If Employee's employment is terminated by the Company for Good Cause, or Employee terminates his employment (including by giving notice of non-renewal pursuant to Section 4), Employee will be entitled to all accrued but unpaid compensation (including base salary, bonus and other compensation) and payment for any accrued but unused vacation to which Employee is entitled..

11. Trade Secrets; Property of the Company; Confidentiality. All non-public information, data and knowledge used in the Company's business that provides advantage to the Company over others not having such information, data and knowledge, including, without limitation, development ideas, acquisition strategies and plans, financial information, records, "know-how," methods of doing business, customer, supplier and distributor lists and information, employee information, and software code, are, and Employee acknowledges that they are, trade secrets having significant value to the Company and are the Company's exclusive property (the "Trade
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Secrets"). Further, all video and sound recordings, scripts, software, discoveries, inventions, creations, improvements and designs associated with the Company's business conceived, created, authored, produced or found by Employee while employed by the Company, whether alone or with others, whether during or after regular work hours, are and will be the Company's exclusive property (the "Company Property"). Employee hereby assigns to the Company all copyrights, trademarks and other rights of authorship or ownership he or she may have with respect to the Company Property. Moreover, at the Company's request and without additional consideration, Employee hereby agrees to execute and deliver any documents or instruments that the Company may require in order to effectively convey and transfer good title and right to, and put the Company in possession of, the Company Property. Employee agrees that, during the Term and at any time thereafter, he or she will not communicate, disclose or divulge, use, or permit the use or disclosure of the Trade Secrets or the Company Property to the Company's detriment. Furthermore, Employee will notify the Company immediately if Employee is asked by anyone to disclose the Trade Secrets or the Company Property. Employee shall, upon the termination of his or her employment, deliver to the Company any and all records, books, documents or any other materials whatsoever (including all copies thereof) containing the Trade Secrets and the Company Property , which shall be and remain the sole and exclusive property of the Company. The misappropriation of a trade secret is a criminal offense under state and federal laws.

12. No Removal of Information. Employee will not physically, electronically, telephonically or otherwise remove from the Company's premises any files, records, documents, drawings, computer software or data, or similar items relating to its business, whether or not prepared by Employee, without the Company's written consent.

13. Non-Competition. Employee agrees that during the Term and for a period of one year thereafter, Employee will not, directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to, or be connected in any manner with any business in competition with that of the Company located within the United Sates of America; provided that the foregoing restriction regarding financial interest shall not apply to ownership of less than 5% of the common equity of any entity.

14. Information and Software of Others. Employee will not use any confidential or proprietary data, information or documentation or trade secrets of any former employer or use or allow the use of any illegally obtained trade secrets in the conduct of his or her duties hereunder; nor will Employee utilize or allow the utilization of computer software owned by another without license or permission of the owner.

15. Non-Interference. Employee agrees that during the term of his or her employment hereunder and for a period of 2 years thereafter, Employee will not directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, hire any employee of the Company whose employment was not already terminated or cause anyone else to do so (provided that general advertisements and executive recruiting searches shall
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not in any event violate this Section 15) or induce any vendor, supplier, client or customer of the Company to terminate such relationship or refuse to do business with the Company.

16. Equitable Remedies. Employee and the Company agree that the services to be rendered by Employee pursuant to this Agreement, and the rights and interests granted and the obligations to be performed by Employee to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly recognizes and agrees that the Company has the right to seek entry of a temporary restraining order, preliminary injunction and permanent injunction, and that the same can and may be issued against Employee, to prevent or address a breach of Sections 11-15 of this Agreement. The existence of any claim or cause of action Employee may have against the Company will not at any time constitute a defense to the request for such relief.

17. Compliance With other Agreements. Employee represents and warrants to the Company that he or she is free to enter this Agreement and that the execution of this Agreement and the performance of the obligations under this Agreement will not, as of the date of this Agreement or with the passage of time, conflict with, cause a breach of or constitute a default under any agreement to which the Employee is a party or by which he or she may be bound.

18. Severability. Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal, invalid or unenforceable, including as to geographic or temporal scope, then the remainder of this Agreement will not be affected. Moreover, any provision or portion of a provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy, including as to geographic or temporal scope, shall be modified by a court or arbitrator as appropriate so that it is not unreasonable, arbitrary or against public policy. This paragraph applies to every other provision of this Agreement, including but not limited to Sections 13, 15 and 16 hereof.

19. Rights and Remedies Preserved. Nothing in this Agreement shall limit any right or remedy the Company or Employee may have under this Agreement or pursuant to law for any breach of this Agreement by the other party. The rights granted to the parties herein are cumulative, and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

20. No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

21. Notices. Any notice to be given to the Company and Employer under the terms of this Agreement may be delivered personally, by fax or other form of written electronic transmission, or by registered or certified mail, postage prepared, and shall be addressed as follows:
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If to the Company:      Touch 1 Communications, Inc.
                        100 Brookwood Road
                        Atmore, Alabama 36502



If to Employee:         Employee's address that is currently on file with the
                        Company

Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered, (ii) when faxed or transmitted by other form of written electronic transmission (upon confirmation of receipt), or (iii) on the third day after it is mailed by registered or certified mail, postage prepared, as provided herein.

22. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him or her hereunder to any person or entity.

23. Entire Agreement. This Agreement supersedes all prior and all contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. Except modifications of provisions deemed unreasonable, arbitrary or against public policy shall be modified pursuant to Section 18, no modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no tribunal or finder of fact should construe this Agreement more strongly against the drafting party solely on account of being the drafting party. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement. Employee Initial Here:_______

24. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alabama without reference to conflicts of law principles.

25. Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

26. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

27. Construction. Whenever the pronouns "he" or "his" are used herein, they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed
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as though in the singular in all cases where they would so apply.

28. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

29. Confidential Arbitration. The parties hereto agree that any dispute concerning or arising out of the provisions of this Agreement shall be resolved by confidential arbitration in accordance with the rules of the American Arbitration Association. Such confidential arbitration shall be held in Mobile, Alabama, and the decision of the arbitrator(s) shall be conclusive and binding on the parties and shall be enforceable in any court of competent jurisdiction. The arbitrator may, in his or her discretion, award attorneys fees and costs to such party as he or she sees fit in rendering his or her decision. Notwithstanding the foregoing, if any dispute arises hereunder as to which a party desires to exercise any equitable rights or remedies under this Agreement, such party may, in its discretion, in lieu of submitting the matter to arbitration, bring an action thereon in any court of competent jurisdiction in Alabama, which court may grant any and all relief available in equity or at law for any and all claims made by such party based on or arising from the provisions of this Agreement. In any such action, the prevailing party shall be entitled to reasonable attorneys' fees and costs as may be awarded by the court.

30. Survival. The obligations set forth in Sections 11, 13 and 15 shall survive the termination or expiration of this Agreement or the termination of Employee's employment hereunder either by Employee or the Company.
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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement EFFECTIVE as of the date first above written.

                                       TOUCH 1 COMMUNICATIONS, INC.,
                                       an Alabama corporation



                                       By:
                                          --------------------------


                                       EMPLOYEE



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